Exhibit 99.2

Contacts:

Media	Russell Schweiss	904-357-9158

Investors	Beth Johnson	904-357-9136

Rayonier Advanced Materials Celebrates Launch as Independent Company

Stock begins “regular-way” trading on New York Stock Exchange at the Opening Bell today

JACKSONVILLE, Fla., June 30, 2014 – Rayonier Advanced Materials Inc. (NYSE:RYAM) today marked its launch as an independent publicly traded specialty chemicals company. The company’s separation from Rayonier occurred at 11:59 p.m., Eastern Time, on June 27, 2014, by means of a tax-free distribution of 100% of the outstanding common stock of Rayonier Advanced Materials to Rayonier shareholders of record as of the close of business on June 18, 2014. As “regular-way” trading commences, S&P Dow Jones Indices also recently announced the planned inclusion of Rayonier Advanced Materials in the S&P MidCap 400 GICS Specialty Chemicals Sub-Industry index.

“This separation marks another major and exciting milestone in Rayonier’s long history, and we look forward to our promising future as an independent company,” said Paul Boynton, Chairman, President and CEO. “We wish our colleagues at Rayonier well as they begin charting their course as the leading pure-play land resources and real estate company. I’m confident that Rayonier Advanced Materials’ independence will give our new company the freedom to grow and pursue our own strategic objectives for the benefit of our shareholders.”

As an independent company, Rayonier Advanced Materials is the world’s leading producer of high-value, specialty cellulose fibers, with proprietary cellulosic chemistry expertise and manufacturing process knowledge developed over 85 years. The company’s plants in Florida and Georgia manufacture a wide range of customized high purity products using both hardwood and softwood. The company is expected to continue to generate strong cash flows and pay a dividend competitive with other specialty chemical companies. Rayonier Advanced Materials has secured a BB+/Ba2 grade credit rating.

Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While we believe that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to, competitive pressures in the markets in which we operate; risks associated with customer concentration, raw material and energy prices; risks associated with international operations; changes in global economic conditions; the Chinese dumping duties imposed on commodity viscose; litigation with the Altamaha Riverkeeper; the effect of current and future environmental laws and regulations; potential impact of future tobacco-related restrictions; potential for additional pension contributions; labor relations; the effect of weather and other natural conditions; transportation cost and availability; the failure to attract and retain key personnel; the failure to develop new ideas and protect our intellectual property; uncertainties related to the availability of additional financing to us in the future and the terms of such financing; risks associated with product liability claims; the inability to make or effectively integrate future acquisitions; our inability to engage in certain corporate transactions; any failure to realize expected benefits from our separation from Rayonier Inc.; risks associated with our debt obligations; and uncertainties relating to general economic, political, business, industry, regulatory and market conditions. Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Form 10 Registration Statement. Rayonier Advanced Materials assumes no obligation to update these statements except as required by law.

About Rayonier Advanced Materials

Rayonier Advanced Materials is the leading global supplier of high-purity, cellulose specialties products, a natural polymer for the chemical industry. Working closely with its customers, the company engineers natural polymeric chemical chains to create dozens of customized high-purity performance fibers at its plants in Florida and Georgia. Rayonier Advanced Materials’ intellectual property and manufacturing processes have been developed over 85 years, resulting in unique properties and very high quality and consistency. The company’s facilities can produce up to 675,000 metric tons of cellulose specialties products for use in a wide range of industrial and consumer products such as filters, cosmetics and pharmaceuticals. Rayonier Advanced Materials is consistently ranked among the nation’s top 50 exporters and delivers products to 79 ports around the world, serving customers in 20 countries across five continents.

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